BY-LAWS

                                    OF

                      DYNAMICS CORPORATION OF AMERICA




                                 ARTICLE I

                          MEETING OF STOCKHOLDERS



     SECTION 1. Place of Meetings. Every meeting of the stockholders of Dynamics Corporation of America (hereinafter called the Corporation) shall be held at the principal office of the Corporation in the State of Connecticut or at such other place as shall be specified in the notice or waiver of notice thereof.

     SECTION 2. Annual Meetings. Each Annual Meeting of the Stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Friday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day) at such hour as may be specified in the notice thereof.

     SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law, may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors of the Corporation (hereinafter called the Board) and shall be called by the Chairman of the Board or the President on the written request of the holders of record of at least twenty-five percent (25%) of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat. Such request in writing shall state the purpose or purposes of such meeting.

     SECTION 4. Notice of Meetings. Notice of every meeting of the stockholders shall be in writing and signed by the Chairman or Vice Chairman or the President or a Vice President or the Secretary or an Assistant Secretary of the Corporation. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before the meeting. If mailed, such copy shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address designated in such request. Such notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall waive notice thereof as hereinafter provided. Notice of any adjourned meeting need not be given, except when expressly required by law.

     SECTION 5. Quorum. Unless otherwise provided by law or in the Certificate of Incorporation or other certificate filed pursuant to law, at each meeting of the stockholders, the holders of a majority of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that at any meeting of the stockholders at which the holders of shares of Preferred Stock shall have the right, pursuant to the provisions of the Certificate of Incorporation of the Corporation, or Board action thereunder, to vote for Directors, the terms and conditions of the shares of Preferred Stock issued and outstanding and entitled to vote in such election shall be given effect for the purpose of constituting a quorum for the conduct of such election.
In the absence of a quorum at any such meeting or any adjournment or





As amended through May 7, 1993.        1

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adjournments thereof, a majority in voting interest of those present in person or represented by proxy, or in the absence therefrom of all the stockholders any officer entitled to preside at, or to act as Secretary of, such meeting, may adjourn such meeting from time to time until a quorum is present thereat. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board or the Vice Chairman or the President, in that order, or, in their absence, a designee of the Chairman or in the absence of said designee, a Chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as Chairman of the meeting. The Secretary shall act as Secretary at each meeting of stockholders, or in his absence the Chairman of the meeting may appoint any person present to act as Secretary of the meeting.

     SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum shall be present may be changed by the holders of a majority in number of the shares of stock present in person or represented by proxy and entitled to vote thereon.

     SECTION 8. Voting. Unless otherwise provided by law or in the Certificate of Incorporation, other certificate filed pursuant to law, or the terms and conditions of any Preferred Stock issued and outstanding, each holder of record of shares of Common Stock of the Corporation shall be entitled at each meeting of the stockholders to one vote for every share of said stock of the Corporation standing in his name on the stock book of the Corporation, and may vote either in person or by proxy. At all meetings of stockholders, a quorum being present, all matters, except those the manner of deciding upon which is otherwise provided by law or in the Certificate of Incorporation or other certificate filed pursuant to law or these By-laws, shall be decided by the affirmative vote of the holders of a majority in number of the shares of stock present in person or represented by proxy and entitled to vote thereon. Unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting, the vote thereat need not be by ballot, except in the case of a vote for the election of directors. Upon a demand by any such stockholder for a vote by ballot or any question or at the direction of such Chairman that a vote by ballot be taken on any question, such vote shall be so taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy as such if there be such proxy, and it shall show the number and class of shares voted by such stockholder or proxy. Except as otherwise provided by law or by these By-laws, all voting may be viva voce. The provisions of this Section
8 are subject to any superseding provision contained in any duly issued and outstanding Preferred Stock.

     SECTION 9. Inspectors of Election. At each meeting of the stockholders the Chairman of the meeting shall appoint two inspectors of election to act thereat. No director or candidate for the office of director shall be appointed such inspector. Each inspector of election so appointed, before entering upon the discharge of his duties, shall be sworn faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and the oath so taken shall be subscribed by such inspectors. Such inspectors of election shall take charge of the polls and after the voting on any question shall make a certificate of the result of the vote taken. Inspectors need not be stockholders.

                                ARTICLE II

                                 DIRECTORS

     SECTION 1. Number, Election, Term. The property, business and affairs of the Corporation shall be managed by the Board as from time to time constituted. The Board shall consist of not less than seven (7) nor more than twenty-one (21) directors. The Board shall by resolution determine the




As amended through May 7, 1993.        2

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number to be chosen within said limits.  All directors shall be of full age and at least one of them shall be a citizen of the United States and a resident of the State of New York. At all meetings of the stockholders for the election of directors, a quorum being present, the persons receiving a plurality of the votes cast shall be directors. The term of office of each director shall be as set out in the Proxy Statement of the year of such director's election and qualification for a term from the time of his election and qualification and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided. Directors need not be stockholders. The provisions of this
Section 1 are subject to any superseding provision contained in any duly issued and outstanding Preferred Stock.

     SECTION 2. First Meeting. After each annual election of directors, on the same day and at the conclusion of the meeting of stockholders at which such election shall be held, and at the place where such election is held, the newly elected Board may meet for the purpose of organization, the appointment of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof, signed by all the directors.

     SECTION 3. Regular Meetings. Regular meetings of the Board may be held at such times and places as the Board by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place. Except as provided by law or these By-laws, notice of regular meetings need not be given.

     SECTION 4. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or by the Secretary at the request of any two directors. Notice of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice need not, however, be given to any director, if waived by him as hereinafter provided, or if he shall be present at such meeting. Except as otherwise specifically provided by law or by these By-laws, such notice or waiver of notice need not contain any statement of the purposes of the meeting or any specification of the business to be transacted thereat.

     SECTION 5. Quorum. At each meeting of the Board, the presence of a majority of the whole Board shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Participation by Telephone. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


     SECTION 6. Voting. At all meetings of the Board, a quorum being present, all matters, except those the manner of deciding upon which is otherwise provided by law or in the Certificate of Incorporation or other certificate filed pursuant to law or in these By-laws, shall be decided by the affirmative vote of a majority of the directors present. The directors shall act only as a board and the individual directors shall have no power as such.




As amended through May 7, 1993.        3

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     SECTION 7. Organization.  At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in his absence, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary, or in his absence any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting. Any meeting of the Board may be adjourned by the vote of a majority of the directors present at such meeting.

     SECTION 8. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the shares of Common Stock of the Corporation then outstanding and entitled to vote, in person or by proxy, at a special meeting of stockholders called for the purpose. The provisions of this Section 8 are subject to any superseding provision contained in any duly issued and outstanding Preferred Stock.

     SECTION 9. Vacancies. Any vacancy in the Board caused by death, resignation, an increase in the number of directors or any other cause (except the removal of a director) may be filled by the Board at any regular or special meeting thereof or by the stockholders of the Corporation at a special meeting of stockholders called for the purpose. Any vacancy in the Board caused by the removal of a director in the manner hereinabove provided shall be filled by the stockholders at the special meeting of stockholders at which such director shall have been removed or at any subsequent meeting called for the purpose. The provisions of this Section 9 are subject to any superseding provision contained in any duly issued and outstanding Preferred Stock.

     SECTION 10. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of New York as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 11. Compensation. Directors who are also full time employees of the Corporation and who are compensated as employees, shall receive no additional compensation for their services. Other directors shall receive a salary of $9,000 per annum for their services as such directors and, in addition, shall be paid $800.00 as a fee for attendance at any meeting of the Board; provided, however, that nothing herein contained shall be construed so as to preclude any employee of the Corporation and who is compensated as such, from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

     In addition to the cash compensation payable to outside directors, the Corporation shall, in accordance with the Stock Retirement Plan for Outside Directors effective as of May 2, 1986, credit 100 Common Stock Units per calendar year to a Deferred Stock Account maintained by the Corporation in the name of each outside director and be paid to each such director as and when provided by said Plan.

                                ARTICLE III

                                 OFFICERS

     SECTION 1. Number. The executive officers of the Corporation shall be a Chairman of the Board, a Vice Chairman and a President, each of whom shall be a member of the Board, one or more Vice Presidents, a Secretary and a Treasurer; and there may be, in addition, such assistants, agents and employees as shall be appointed in accordance with the provisions of these By-laws. One person may hold any two or more offices except those of Chairman and Vice Chairman or President and Vice President.

     SECTION 2. Appointment, Term of Office. The executive officers of the Corporation shall be chosen by the Board as soon as practicable after each annual election of directors, each such executive officer to hold office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.




As amended through May 7, 1993.        4


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     SECTION 3.  Subordinate Officers.  The Board may appoint such assistants, agents or employees as the Board may deem necessary or advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries; and in the event there shall be established one or more operating divisions of the Corporation, the Board may appoint a President, Vice President, a Treasurer, Assistant Treasurer, a Secretary, Assistant Secretary and a Comptroller of each such division as it deems necessary or convenient. Each of the foregoing assistants, agents, employees and divisional officers shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any executive officer the power to appoint and remove any such assistants, agents, employees and divisional officers.

     SECTION 4. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board at a special meeting thereof called for that purpose. The removal of an officer shall be without prejudice to the contract rights, if any, of the officer so removed.

     SECTION 5. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have primary responsibility for the general management, supervision and control of the business of the Corporation, subject to the direction and control of the Board. He shall, if present, preside at all meetings of the shareholders and the Board and shall be ex-officio a member of all committees of the Board.
He shall see that all orders and resolutions of the Board are carried into effect and, in general, shall perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him by the Board or by these By-laws. He may, with the Secretary or an Assistant Secretary sign certificates for shares of stock of the Corporation; he may execute and deliver in the name of the Corporation all deeds, bonds, mortgages, contracts or other instruments authorized by the Board, except in cases where the execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation, and except any instruments required by law otherwise to be executed or delivered; he may affix the seal of the Corporation to any instrument requiring the same.

     SECTION 6. Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and perform such duties as the Board may from time to time prescribe. He may sign with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation. Except as otherwise provided by law, he shall possess the same powers as the Chairman to execute and deliver all deeds, bonds, mortgages, contracts or other instruments authorized by the Board. At the request of the Chairman, or in case of his absence or inability to act, the Vice Chairman shall perform duties of Chairman and when so acting shall have all of the powers and be subject to all of the restrictions upon the Chairman.

     SECTION 7. President. The President shall be the chief operating officer of the Corporation and shall have direct responsibility and authority for the day to day business activities and affairs of the Corporation, subject to the supervision of the Chairman of the Board and to the control of the Board. In the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the shareholders and the Board and, unless or until the Board shall otherwise determine, be vested with all of the powers of the Chairman of the Board. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation; he may execute and deliver in the name of the Corporation all deeds, bonds, mortgages, contracts, or other instruments authorized by the Board, except in cases where the execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation, and except any instruments required by law otherwise to be executed or delivered; and he may affix the seal of the Corporation to any instrument requiring the same. He shall be a member ex-officio of any committee appointed by the Board. The President shall see that all orders of the Chairman of the Board are carried into effect, shall perform such other duties as may be assigned to him by the Board or by these By-laws and, in general, shall perform all duties incident to the office of President.





As amended through May 7, 1993.        5


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     SECTION 8.  Vice President.  Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation. Except as otherwise provided by law, each of the Vice Presidents shall possess the same power as the President to execute and deliver all deeds, bonds, mortgages, contracts, or other instruments authorized by the Board.

     SECTION 9. The Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositories as may be designated by the Board; he shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President or to the Board, whenever the Chairman, the President or the Board may require him so to do, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the President or the Board.

     SECTION 10. The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the stockholders; he shall cause to be given such notice of all meetings of the stockholders and directors as may be required; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for shares of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary. He may sign, with any other authorized officer, certificates for shares of stock of the Corporation. He shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board shall from time to time prescribe.

     SECTION 11. Salaries. The salaries of the officers of the Corporation, if any, shall be fixed, from time to time by the Board, and none of such officers shall be prevented from receiving a salary by reasons of the fact that he is also a member of the Board.

     SECTION 12. Vacancies. Any vacancy in the office of any officer, caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.


                                ARTICLE IV

                 EXECUTIVE COMMITTEE AND OTHER COMMITTEES


     SECTION 1. Executive Committee - Designations, Vacancies. The Board may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee. The Board shall designate one of the members of the Executive Committee to act as Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at its meetings and shall perform such other duties as may from time to time be assigned to him by the Executive Committee. The Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee. The Board, by action of a majority of the whole Board, shall have power to remove members of and to fill vacancies in the Executive Committee.





As amended through May 7, 1993.        6

     SECTION 2. Executive Committee - Powers. The Executive Committee shall have and may exercise all the powers of the Board in the management of the property, business and affairs of the Corporation, during the intervals between meetings of the Board.

     SECTION 3. Executive Committee - Procedure. The Executive Committee shall fix its own rules of procedure and may hold its meetings at any place which it may find convenient. The Executive Committee shall keep a record of its proceedings and report them to the Board at the next meeting thereof after such proceedings shall have been taken. All action taken by the Executive Committee shall be subject to ratification or alteration by the Board. The members of the Executive Committee shall act only as a committee and the individual members shall have no power as such.

     SECTION 4. Other Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute other committees, which shall in each case consist of such number of directors and shall have and may exercise, except as otherwise prescribed by statute, such powers as the Board may determine and specify in the respective resolutions appointing them. A majority of all of the members of such committee may determine its action and fix the time and place of its meeting, unless the Board shall otherwise provide. The Board shall have power at any time to change the members of any such committee to fill vacancies and to discharge any such committee, either with or without cause.



                                 ARTICLE V

                               RESIGNATIONS


     SECTION 1. Resignations. Any director or officer may resign his office at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

                                ARTICLE VI

              CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Execution of Contracts. Except as otherwise provided by law or in these By-laws, the Board may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to specific instances. Unless so authorized by the Board or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     SECTION 2. Indebtedness. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.






As amended through May 7, 1993.        7


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     SECTION 3. Checks, Drafts, etc.  All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated.

     SECTION 5. Proxies. Unless otherwise provided by the Board, the Chairman of the Board, the Vice Chairman, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation, and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                ARTICLE VII

                          SHARES AND CERTIFICATES

     SECTION 1. Certificates. Each holder of record of shares of stock of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board, signed by the Chairman of the Board, the Vice Chairman, the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, which seal may be an engraved or printed facsimile, certifying the number of shares owned by him in the Corporation. If any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any of the officers specified above may be engraved or printed facsimiles. In case any such officer who shall have signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

     SECTION 2. Transfers. Shares of stock of the Corporation shall be transferable on the stock book of the Corporation by the holder thereof in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent. Except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate given for the same shall have been duly endorsed, surrendered and canceled. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of the Corporation. No transfer of shares shall be valid as against the Corporation or its shareholders for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.

     SECTION 3. Closing of Transfer Books, Record Date. The Board may prescribe a period, not exceeding fifty (50) days prior to any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock, may fix a day and hour not more than fifty (50) days prior to the day and hour then fixed for the holding of any meeting of stockholders or prior to the last day on which






As amended through May 7, 1993.        8
the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a day and hour not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interest arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests. The Board at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty (50) days prior to the date fixed for the payment of such dividend, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

     SECTION 4. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may prescribe; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

                               ARTICLE VIII

                             OFFICES AND BOOKS

     SECTION 1. Offices. The principal office of the Corporation shall be at 475 Steamboat Road, Greenwich, CT. The Board may from time to time and at any time establish other offices of the Corporation or branches of its business at whatever place or places seem to it expedient.

     SECTION 2. Books. There shall be kept at the principal office of the Corporation correct books of account of all the business and transactions of the Corporation and, either at said office of the Corporation or at the office of the transfer agent of the Corporation, the stock book of the Corporation, which shall contain the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their respective places of residence, the number of shares of stock held by them respectively, and the time when they respectively became the owners thereof.

                                ARTICLE IX

                                   SEAL

     SECTION 1. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words and figures "Corporate Seal 1924 New York".


                                 ARTICLE X

                             WAIVER OF NOTICE

     SECTION 1. Whenever any notice whatever is required by these By-laws or the Certificate of Incorporation or by law, the person entitled thereto may, in person, or, in the case of a stockholder, by his duly authorized attorney, waive such notice in writing (which shall include the use of telegraph, cable, radio or wireless), whether before or after the meeting or other matter or event in respect of which such notice is to be given.





As amended through May 7, 1993.        9

                                ARTICLE XI

                                FISCAL YEAR

     SECTION 1. The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                ARTICLE XII

                              INDEMNIFICATION

     SECTION 1. Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation including subsidiaries of the Corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as so requested as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the New York Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, shall not be a defense to the action nor shall an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, create a presumption that claimant had not met the applicable standard of conduct.





As amended through May 7, 1993.        10

     SECTION 3. Non-Exclusivity of Rights. The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.


                               ARTICLE XIII

                                AMENDMENTS

     SECTION 1. These By-laws or any of them may be altered, amended or repealed, or new By-laws may be adopted, by the vote of a majority of the whole Board at any regular or special meeting thereof, or by the vote of the holders of a majority in number of the issued and outstanding shares of stock of the Corporation given at any annual or special meeting of stockholders, provided that notice thereof shall have been given in the notice of such meeting of stockholders. The power of the Board to make, alter, amend and rescind the By-laws of the Corporation shall be subject to such restrictions and regulations, if any, as may be contained in any By-laws made and adopted at any time by the stockholders. Any By-law adopted, amended and repealed by the Board which regulates an impending election of directors shall be set forth in the notice of the next meeting of stockholders for the election of directors, together with a concise statement of the changes made.





As amended through May 7, 1993.        11

                                  BY-LAWS

                                    OF

                      DYNAMICS CORPORATION OF AMERICA


     ARTICLE I - MEETING OF STOCKHOLDERS

SECTION 1.  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 2.  Annual Meetings.. . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 3.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 4.  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . 1
SECTION 5.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 6.  Organization. . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 7.  Order of Business.. . . . . . . . . . . . . . . . . . . . . . 2
SECTION 8.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 9.  Inspectors of Election. . . . . . . . . . . . . . . . . . . . 2

     ARTICLE II - DIRECTORS

SECTION 1.  Number, Election, Term. . . . . . . . . . . . . . . . . . . . 2
SECTION 2.  First Meeting . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 3.  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 4.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 5.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 6.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 7.  Organization. . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 8.  Removal of Directors. . . . . . . . . . . . . . . . . . . . . 4
SECTION 9.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 10. Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 11. Compensation. . . . . . . . . . . . . . . . . . . . . . . . . 4

     ARTICLE III - OFFICERS

SECTION 1.  Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 2.  Appointment, Term of Office.. . . . . . . . . . . . . . . . . 4
SECTION 3.  Subordinate Officers. . . . . . . . . . . . . . . . . . . . . 5
SECTION 4.  Removal.. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 5.  The Chairman of the Board.. . . . . . . . . . . . . . . . . . 5
SECTION 6.  Vice Chairman of the Board. . . . . . . . . . . . . . . . . . 5
SECTION 7.  President.. . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 8.  Vice President. . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 9.  The Treasurer . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 10. The Secretary . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 11. Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 12. Vacancies.. . . . . . . . . . . . . . . . . . . . . . . . . . 6





As amended through May 7, 1993.

     ARTICLE IV - EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 1.  Executive Committee - Designations, Vacancies.  . . . . . . . 6
SECTION 2.  Executive Committee - Powers. . . . . . . . . . . . . . . . . 7
SECTION 3.  Executive Committee - Procedure.. . . . . . . . . . . . . . . 7
SECTION 4.  Other Committees. . . . . . . . . . . . . . . . . . . . . . . 7

     ARTICLE V - RESIGNATIONS

SECTION 1.  Resignations. . . . . . . . . . . . . . . . . . . . . . . . . 7

     ARTICLE VI - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.  Execution of Contracts. . . . . . . . . . . . . . . . . . . . 7
SECTION 2.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 3.  Checks, Drafts, etc . . . . . . . . . . . . . . . . . . . . . 8
SECTION 4.  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 5.  Proxies.. . . . . . . . . . . . . . . . . . . . . . . . . . . 8


     ARTICLE VII - SHARES AND CERTIFICATES

SECTION 1.  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.  Transfers.. . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 3.  Closing of Transfer Books, Record Date. . . . . . . . . . . . 8
SECTION 4.  Lost, Destroyed or Mutilated Certificates.. . . . . . . . . . 9


     ARTICLE VIII - OFFICES AND BOOKS

SECTION 1.  Offices.. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.  Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


     ARTICLE IX - SEAL

SECTION 1.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


     ARTICLE X - WAIVER OF NOTICE

SECTION 1.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


     ARTICLE XI - FISCAL YEAR

SECTION 1.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10





As amended through May 7, 1993.

     ARTICLE XII - INDEMNIFICATION

SECTION 1. Right of Indemnification . . . . . . . . . . . . . . . . . . .10
SECTION 2. Right of Claimant to Bring Suit. . . . . . . . . . . . . . . .10
SECTION 3. Non-Exclusivity of Rights. . . . . . . . . . . . . . . . . . .11
SECTION 4. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .11


     ARTICLE XIII - AMENDMENTS

SECTION 1.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11




As amended through May 7, 1993.